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                                                                  Exhibit 7

                      [PRICEWATERHOUSECOOPERS LETTERHEAD]


                       CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the use in the Prospectus constituting part of this registration statement on Form S-6 (the "Registration Statement") of our report dated March 1, 2000, relating to the financial statements of New York Life Insurance and Annuity Corporation which appear in such Prospectus. We also consent to the reference to us under the heading "Experts" in such Prospectus.



/s/ PRICEWATERHOUSECOOPERS LLP

PricewaterhouseCoopers LLP
1177 Avenue of the Americas
New York, New York
October 13, 2000